                                                                   EXHIBIT 10.10

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                   Memorandum

Shionogi & Co., Ltd. and Peninsula Pharmaceuticals, Inc. hereby agree to attach the Doripenem Development Plan attached hereto to the License Agreement on S-4661 dated July 11, 2002 as Appendix IV in accordance with the Subsection 3.3(b)of the License Agreement.

Date: March 17th, 2003

Shionogi & Co., Ltd.                          Peninsula Pharmaceuticals, Inc.

/s/ Takuko Yamada Sawada                      /s/ Dirk Thye, M.D.
---------------------------------             ----------------------------------
Takuko Yamada Sawada                          Dirk Thye, M.D.
General Manager,                              Senior Vice President
Strategic Development Department              Clinical Development
Pharmaceutical Research &
     Development Division

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
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

Clinical Development Plan
Doripenem                                                              28 Aug 02

                      PENINSULA PHARMACEUTICALS INC. (PPI)

                                    DORIPENEM

                                DEVELOPMENT PLAN

                            FOR ATTACHMENT TO LICENSE

                             AGREEMENT - APPENDIX IV

                                5 SEPTEMBER 2002

                             CONFIDENTIAL STATEMENT:
   THIS DOCUMENT IS A CONFIDENTIAL DOCUMENT OF PENINSULA PHARMACEUTICALS, INC. ACCEPTANCE OF THIS DOCUMENT CONSTITUTES AN AGREEMENT BY THE RECIPIENT(S) THAT
   NO UNPUBLISHED INFORMATION CONTAINED HEREIN WILL BE PUBLISHED OR DISCLOSED
                   WITHOUT PENINSULA'S PRIOR WRITTEN APPROVAL

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

Clinical Development Plan
Doripenem                                                              28 Aug 02

1.       EXECUTIVE SUMMARY

1.1      OVERVIEW

Doripenem is a sterile, synthetic, parenteral carbapenem antibiotic. The carbapenems, modified beta-lactam structures, are highly useful due to their potent antibacterial activities with broad antibacterial spectrum and stability against most beta-lactamases. This class of antibiotic has been studied for several decades, and at least one member of the class (imipenem-cilastatin) has been commercially available for over 10 years. Subsequent carbapenems, meropenem and most recently ertapenem, have been introduced into the U.S. marketplace and are commercially available. Ertapenem is not yet available in the European commercial market. The product is manufactured by Shionogi & Co., Ltd., Osaka Japan for Peninsula Pharmaceuticals, Inc. (PPI). It is currently in Phase III development by Shionogi in Japan.

PPI is developing doripenem for the treatment of serious bacterial infections. The targeted indications are complicated urinary tract infections and pyelonephritis, community-acquired pneumonia, intra-abdominal infections, and gynecologic infections.

Submission of the NDA for these four indications is estimated to be in [*] with FDA approval within one year of submission, followed by immediate launch of the product into the US market.

This document is intended to provide a detailed plan for the clinical development of doripenem. The following information will describe the medical need for doripenem, prior experience with the drug, PPI's clinical development strategy, summaries of planned clinical studies, timelines for completion of development, and costs associated with the program.

1.2      DEVELOPMENT MILESTONES

TABLE 1     MEASURES OF SUCCESS MILESTONES

-------------------------------------------------------------------------------
                MILESTONE                                         DATE
-------------------------------------------------------------------------------
Definitive agreement with Shionogi for right to
develop doripenem for the US market                             June 2002
------------------------------------------------    ---------------------------

Initiation of Phase I multiple dose study                       July 2002
------------------------------------------------    ---------------------------

Initiation of Phase I renal impairment study                   August 2002
-------------------------------------------------   ---------------------------

Submission of US IND                                          November 2002
-------------------------------------------------   ---------------------------

Initiation of Phase II cUTI study                             January 2003
-------------------------------------------------   ---------------------------

Completion of Phase II cUTI study                             December 2003
-------------------------------------------------   ---------------------------

Type B meeting with FDA                                          [*]
-------------------------------------------------   ---------------------------

Initiation of first Phase III study                              [*]
-------------------------------------------------   ---------------------------

Completion of Phase III                                          [*]
-------------------------------------------------   ---------------------------

Submission of NDA                                                [*]
-------------------------------------------------   ---------------------------

Launch                                                           [*]
-------------------------------------------------   ---------------------------


[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                       1.

Clinical Development Plan
Doripenem                                                              28 Aug 02

2.       PRODUCT CHARACTERISTICS

2.1      CHEMICAL NAME

(+)-(4R,5S,6S)-6-[(IR)-l-hydroxyethyl]-4-methyl-7-oxo-3-[[(3S,5S)-5-
[(sulfamoylamino)methyl]-3-pyrrolidinyl]thio]l-azabicylo
[3.2.0.]hept-2-ene-2-carboxylicacid

                              [CHEMICAL STRUCTURE]

2.2      GENERIC NAME

Doripenem

2.3      TRADE NAME

To be determined

2.4      NUMERICAL IDENTIFIER(S)

S-4661

2.5      CLASS OF COMPOUND

Carbapenem

2.6      DESCRIPTION

Doripenem, the generic name assigned by (INN), is a broad spectrum methylcarbapenem antibiotic with the molecular formula C15H24N4O6S2

2.7      PREVIOUS HUMAN EXPERIENCE IN JAPAN

Please refer to newest version of the Investigational Brochure (IB) for more detailed information.

Phase 1 and 2 studies have been completed in Japan. There are ongoing Phase 3 studies in a number of indications, including [*]. In the completed Phase 1 studies, doripenem was administered as [*] in studies involving healthy subjects.

The following conclusions are based on the Phase I data generated in Japan:

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                                       2.

Clinical Development Plan
Doripenem                                                              28 Aug 02

-        All dose levels were well tolerated

- Elimination half-lives and urinary recoveries of doripenem. were [*] the dose administered in the single-dose studies

-        [*] as evidenced by [*]

-        [*]

-        [*]

Data from [*] in which patients with [*] clinical and bacteriological results. In the [*] study, [*] patients were enrolled, [*] patients into the [*] and [*] patients into the [*] Of these, [*] patients were evaluated for [*] patients in group [*] patients in group [*] In the [*] study, [*] patients were enrolled, [*] patients into the [*] patients into the [*] Of these, [*] patients were evaluated for [*]

[*]

[*]

[*]

3.       RATIONALE FOR PRODUCT DEVELOPMENT

3.1      MEDICAL NEED

Pathogens, particularly those in hospitalized patients, are becoming more resistant, creating a need for new, more powerful, broader-spectrum antibiotics. Doripenem may help to fill that need for the following reasons.

It has broad-spectrum activity against Gram-positive, Gram-negative and anaerobic pathogens, thereby providing potential for effective empiric and targeted therapy for frequent and severe hospital and community-acquired infections.

It has a lower MIC than other carbapenems against P. aeruginosa. Doripenem also exhibits greater in vitro activity than meropenem against S. pneumoniae and is highly active against H. influenzae and other important gram-negative bacteria.

In addition, preclinical data indicate a reduced risk for seizures associated with doripenem compared with other carbapenems.

The results of the Japanese Phase 3 clinical studies will provide increased assurance that doripenem, will be safe and effective in US clinical studies. Although Japanese clinical study results are generally not accepted as sufficient evidence of efficacy and safety for a US NDA, an appropriate evaluation of objective endpoints such as [*] offers strong supportive evidence for [*]. In addition, efficacy data from Japan will be supportive of a US NDA, [*].

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                       3.

Clinical Development Plan
Doripenem                                                              28 Aug 02

In summary, doripenem has demonstrated a broad spectrum of activity against Gram-positive, Gram-negative, and anaerobic organisms. It is active against penicillin-resistant S. pneumoniae and comparatively more active against P. aeruginosa than other betalactam antibiotics. Preclinical pharmacokinetic studies have shown good tissue distribution and low protein binding, which suggest no impediments to human dosing. Further, toxicology studies found no issues of concern. Thus, all preclinical and clinical information to date suggest that doripenem may be an excellent candidate for further development in the treatment of serious infections caused by organisms resistant to other currently marketed antibiotics.

3.2      COMPLICATED UTI (cUTI)

Urinary tract infections (UTI) are among the most commonly seen bacterial infections in adults. In the US, there are about 8,000,000 visits to physicians per year, mostly for cystitis and >100,000 admissions to hospitals for acute pyelonephritis.

Complicated UTIs, frequently due to S. aureus or P. aeruginosa, are linked to functional or anatomical dysfunctions, to instrumentation, catheterization or to recent use of antibiotics. Risk factors for complicated UTI include male gender, elderly age category, previous or actual hospitalization, pregnancy, duration of symptoms >7 days, presence of stones, indwelling catheter, recent instrumentation, anatomical abnormalities, history of UTI in childhood, immunosuppression or recent use of antibiotics. These infections require a prolonged antibiotic treatment to be cured.

Acute pyelonephritis is characterized by fever, lumbar pain, nausea, and vomiting. Lower UTI symptoms may be absent. Pyuria and significant bacteriuria (in 20% <105cfu/ml) are always present, blood cultures are positive in 15-20%. Fifty percent of acute pyelonephritis is uncomplicated and observed mainly in young women. The other 50% are found mainly in elderly men with prostate hyperplasia with recent or indwelling catheters. Patients with acute pyelonephritis should be hospitalized if complicated Or severely ill, unstable, immunocompromised, pregnant, or if they are children or men. Patients are usually treated for 14-21 days in the absence of major complications.

Doripenem is likely to present with increased effectiveness in the treatment of complicated UTI and pyelonephritis due to its high rate of urinary excretion [*] and its good activity against urinary tract pathogens, especially P. aeruginosa and S. aureus.

3.3      COMMUNITY-ACQUIRED PNEUMONIA (CAP)

Community-acquired pneumonia (CAP) remains a common and persistent cause of morQl2Hity and mortality. Between 2 and 3 million cases of CAP result in approximately 10 million physician visits, 500, 000 hospitalizations, and 45,000 deaths annually in the U.S.(4) Mortality ranges from 2% to 30% in hospitalized patients, with an average mortality of 14%, in clinical studies. In contrast, mortality is estimated to be less than 1% in patients who are not hospitalized.(5,6)

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                                       4.

Clinical Development Plan
Doripenem                                                              28 Aug 02

Streptococcus pneumoniae accounts for the majority of cases of pneumonia in patients over 50 years old. Twenty-five percent of S. pneumoniae are nonsusceptible to penicllin.

Gram-negative aerobic pneumonia is usually a nosocomial infection. Community-acquired, Gram-negative pneumonia is rare and more likely to occur in patients who have been recently hospitalized or are on steroids or immunosuppressive drugs. However, Klebsiella and P. aeruginosa can occur in the alcoholic or debilitated elderly patient without additional risk factors. These infections are associated with a high mortality. Doripenem may constitute an effective, empiric broad spectrum antibiotic therapy for such infections, [*].

Doripenem is likely to be effective in the treatment of CAP due to its activity against S. pneumoniae, including penicillin-intermediate and penicillin-resistant strains. Further, administration of radiolabeled doripenem to mice and rats has shown substantial and rapid distribution to lung tissue.

3.4     COMPLICATED INTRA-ABDOMINAL INFECTIONS

The treatment of intra-abdominal infections and peritonitis is based on sound surgical technique and source control, potent antibiotics with a spectrum that ensures the killing of anaerobic and aerobic pathogens, and adjuvant intensive care treatment.

In clinical trials, treatment is generally considered successful if resolution of signs and symptoms of infection is achieved with a single course of antibiotics and if only one operation is required to control the infectious process. Treatment is generally considered a failure in clinical trials if antimicrobial therapy is changed because of lack of response, if additional operations are required to control the local infectious process, or if any adverse reaction occurs requiring a change of antibiotic therapy.

The characteristics of clinical failure in antibiotic studies have been disputed for their relevance for daily clinical practice. Regardless of which antibiotics are used initially, change or addition of other antibiotic agents is likely in a large proportion of patients. In clinical practice, changing an antibiotic regimen is not a failure. Re-operation, whether scheduled or dictated by the clinical course, is a success if it results in a living, healthy patient. The rate of treatment success with a single operation and single course of antibiotics may be as low as 48%.

Doripenem may prove to be an effective treatment for complicated intra-abdominal infections because of its broad spectrum of activity against aerobic and anaerobic bacteria.

3.5   GYNECOLOGIC INFECTIONS

There are several types of gynecologic infections of the upper female genital tract, including any combination of endometritis, salpingitis, tubo-ovarian abscess, pelvic peritonitis, and post-surgical infections. Sexually transmitted organisms, especially N. gonorrhoeae and C. trachomatis, are implicated in most cases; however, microorganisms that can be part of the vaginal flora (e.g., anaerobes, G. vaginalis, H. influenzae, enteric Gram-negative rods, and Streptococcus agalactiae) also can cause acute pelvic infections in women.

Diagnosis of gynecologic infection usually is based on clinical findings. Although the clinical diagnosis of gynecologic infection is often imprecise, treatment should be initiated as soon as the presumptive diagnosis has been made, because prevention of long-term sequelae has been linked directly with immediate administration of appropriate antibiotics. Treatment regimens for gynecologic infections must provide empiric, broadspectrum coverage of likely pathogens. Antimicrobial coverage should include N. gonorrhoeae, C. trachomatis, anaerobes, Gram-negative facultative bacteria, and streptococci. Although the need to eradicate anaerobes from women who have gynecologic infection has not been determined definitively, the evidence suggests that this may be important. Anaerobic bacteria have been isolated from the upper-reproductive tract of women who have gynecologic infection, and data from in vitro studies have revealed that anaerobes such as Bacteroides fragilis can cause tubal and epithelial destruction. Doripenem may prove to be an excellent empiric treatment for gynecologic infection because of its activity against Gram-negative and anaerobic bacteria.

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COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                       5.

Clinical Development Plan
Doripenem                                                              28 Aug 02

4.       DEVELOPMENT STRATEGY

4.1      OVERALL STRATEGY

Doripenem was licensed from Shionogi & Co., Ltd, Japan, where it is currently in Phase III clinical development. [*]. Results of these programs demonstrated minimal safety concerns and favorable pharmacokinetics and clinical and bacteriological efficacy. All reports of these studies are being translated into English and will be submitted with the US IND. In parallel with these activities, a Phase 1 multiple dose escalation study is being conducted in the UK and results of this study will also be submitted as part of the US IND. [*].

The overall objective of the doripenem, development program is to conduct large, well controlled studies in a limited number of major indications such as CAP and complicated UTI for the US registration application.

The Japanese Phase 3 study results maybe recognized as supportive evidence of efficacy, [*]

4.2      OVERVIEW OF PPI-SPONSORED CLINICAL STUDIES

Table 2 briefly summarizes the proposed PPI-sponsored clinical development program

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                                       6.

Clinical Development Plan
Doripenem                                                              28 Aug 02

TABLE 2       OVERVIEW OF STUDIES

                                     Doripenem    Comparator Dose(s)   N Enrolled (N                        Estimated Data
Study (Phase)   Objective/Design    Dose(s) (mg)        (mg)           Evaluable/Arm)     Study Start        Base Closure
--------------------------------------------------------------------------------------------------------------------------
DORI-01               [*]               [*]              [*]               [*]                 [*]              [*]
(Phase I)
--------------------------------------------------------------------------------------------------------------------------
DORI-02               [*]               [*]              [*]               [*]                 [*]              [*]
(Phase I)
--------------------------------------------------------------------------------------------------------------------------
DORI-03               [*]               [*]              [*]               [*]                 [*]              [*]
(Phase II)
--------------------------------------------------------------------------------------------------------------------------
DORI-04               [*]               [*]              [*]               [*]                 [*]              [*]
(Phase III)
--------------------------------------------------------------------------------------------------------------------------
DORI-05               [*]               [*]              [*]               TBD                 [*]              [*]
(Phase III)
--------------------------------------------------------------------------------------------------------------------------
DORI-08               [*]               [*]              [*]               TBD                 [*]              [*]
(Phase III)
--------------------------------------------------------------------------------------------------------------------------
DORI-09               [*]               [*]              [*]               TBD                 [*]              [*]
(Phase III)
--------------------------------------------------------------------------------------------------------------------------
DORI-06               [*]               [*]              [*]               TBD                 [*]              [*]
(Phase 3)
--------------------------------------------------------------------------------------------------------------------------
DORI-07               [*]               [*]              [*]               TBD                 [*]              [*]
(Phase III)
--------------------------------------------------------------------------------------------------------------------------
DORI-10               [*]               [*]              [*]               [*]                 [*]              [Q2 2005]
(Phase I)
--------------------------------------------------------------------------------------------------------------------------

[ ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                       7.

Clinical Development Plan
Doripenem                                                              28 Aug 02

4.3      HIGH LEVEL TIMELINE

The following figure summarizes high-level timelines for the development program.

4.4      DESCRIPTIONS OF PPI-SPONSORED CLINICAL STUDIES

Detailed descriptions of the first three of these studies follow.

4.4.1    DORI-01

[*]

4.4.1.1  OBJECTIVES

- Assess the safety and tolerability of doripenem administered intravenously to healthy subjects

- Investigate the pharmacokinetic profile of doripenem in a [*] population

4.4.1.2  DESIGN

Dose-escalation, randomized study with [*]

Eligible subjects will be admitted to the study unit on [*]. A summary of the dosing regimens follows.

DOSE COHORT            DOSE REGIMEN
-----------------------------------------
   [*]            [*]                 [*]
-----------------------------------------
   [*]            [*]                 [*]
-----------------------------------------
   [*]            [*]                 [*]
-----------------------------------------
   [*]            [*]                 [*]
-----------------------------------------

4.4.1.3  PRIMARY ENDPOINTS

Safety

Adverse event -information will be collected daily and vital signs will be measured before and after each infusion. Blood and urine sample for clinical laboratory analysis will be collected periodically throughout the study and there will be [*].

Pharmacokinetic

Blood and urine samples will be collected at predetermined times throughout the study for pharmacokinetic analysis.

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BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE
406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                       8.

Clinical Development Plan
Doripenem                                                              28 Aug 02

4.4.1.4  SELECTION OF CONTROL GROUP

[*]

4.4.1.5  NUMBER OF SUBJECTS

Up to [*] healthy subjects between [*] years of age will be enrolled.

4.4.1.6  RESPONSE VARIABLES

Safety will be assessed through [*]. All data collected will be assessed for severity, changes from baseline and their relationship to treatment with study drug.

Pharmacokinetic assessments will be determined from [*] samples.

4.4.1.7  METHODS TO MINIMIZE OR ASSESS BIAS

Subjects within each cohort will be randomly assigned to [*].

4.4.2    DORI-02

[*]

4.4.2.1  OBJECTIVES

Assess the safety, tolerability and pharmacokinetics of doripenem administered intravenously in subjects with [*]

4.4.2.2  DESIGN

Single-dose study with [*].

Subjects will be admitted to the [*] the morning prior to study drug administration and will be maintained in the [*] for pharmacokinetic analysis for a minimum of [*] following infusion. Subjects will return to the [*] on [*] for the final follow-up visit.

[*]:

[*]      [*]       [*]       [*]        [*]
[*]      [*]       [*]       [*]        [*]
[*]      [*]       [*]       [*]        [*]
[*]      [*]       [*]       [*]        [*]

4.4.2.3  PRIMARY ENDPOINTS

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BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                       9.

Clinical Development Plan
Doripenem                                                              28 Aug 02

Safety

Adverse event information will be collected daily and vital signs will be measured [*] from the day of infusion up to [*] thereafter. Blood and urine sample for clinical laboratory analysis will be collected periodically throughout the study and there will be [*].

Pharmacokinetic

[*] samples will be collected at predetermined times throughout the study for pharmacokinetic analysis.

4.4.2.4  SELECTION OF CONTROL GROUP

The control group within each cohort will be subjects with [*].

4.4.2.5  NUMBER OF SUBJECTS

Up to [*] subjects between [*] years of age will be enrolled.

4.4.2.6  RESPONSE VARIABLES

Safety will be assessed through [*]. All data collected will be assessed for severity, changes from baseline and their relationship to treatment with study drug. Pharmacokinetic assessments will be determined from [*] samples.

4.4.2.7  METHODS TO MINIMIZE OR ASSESS BIAS

Control subjects within each cohort will be matched to [*] subjects by age and weight.

4.4.3    DORI-03

[*]

4.4.3.1  OBJECTIVES

The primary objective of this study is to: Determine the microbiological response of patients with [*] following [*] of treatment with either of [*] dosing regimens of doripenem infusions at [*] post-therapy Secondary objectives of this study are to: Determine the clinical response of patients with [*] following [*] of treatment with either of [*] dosing regimens of doripenem infusions at [*] post-therapy Evaluate the safety of doripenem, in patients with [*] Obtain doripenem pharmacokinetic data in patients with [*].

4.4.3.2  DESIGN

[*]

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BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                      10.

Clinical Development Plan
Doripenem                                                              28 Aug 02

The study design is shown schematically in the following figure.

         [*]    --->    [*]    --->    [*]

4.4.3.3  PRIMARY AND SECONDARY ENDPOINTS

The primary efficacy analysis, [*], will be conducted in the microbiologically evaluable population. The following secondary efficacy analyses will be conducted:

-        [*]

-        [*]

-        [*]

-        [*]

4.4.3.4  SELECTION OF CONTROL GROUP

[*] will be tested.

4.4.3.5  NUMBER OF PATIENTS

Approximately [*] evaluable patients with [*] will be enrolled. It is anticipated that [*] of all enrolled patients will be non-evaluable for microbiologic efficacy and that total patient enrolment will therefore be approximately [*] patients. These patients will, be recruited from approximately [*]

4.4.3.6  RESPONSE VARIABLES

The TOC microbiological efficacy criteria will be:

-        [*].

-        [*].

-        [*].

-        [*]

Patients who experience [*] will be considered microbiological successes. Patients who experience [*] under study will be considered microbiological failures.

The TOC clinical efficacy criteria will be:

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                                      11.

Clinical Development Plan
Doripenem                                                              28 Aug 02

-        [*]

-        [*]

The safety criteria will be:

-        Adverse events, [*].

4.4.4    [*]

[*] statistically adequate and well-controlled [*] establishing [*] and [*] that establishes [*] are required for this indication. If there is not a sufficient number of patients with [*] successfully treated with the investigational agent (minimum of [*]) the indication will not be included.

Studies should be adequately powered to demonstrate [*] in the per the protocol evaluable population. [*].

The primary effectiveness parameter should be [*] outcome at the [*] after cessation of therapy). Clinical and microbiological outcome should also be evaluated at the [*] in order to assess relapse and recurrence rates.

NOTE: [*]

4.4.5    [*]

[*] statistically adequate and well-controlled [*] should be conducted establishing safety and effectiveness (i.e., [*])[*] involving at least [*] patients from at least [*] areas are required for this indication. The results of the [*] should be consistent with results of the [*] and demonstrate consistency in the action of the drug in treating this infection.

Patients should be analyzed in [*] separate groups: those who are [*].

Clinical outcome is the primary efficacy variable for the indication of [*]. The patient's response to therapy should be based on a comparison of the patient's [*] to the patient's evaluation at [*] after completion of therapy).

4.4.6    [*]

This indication should encompass [*].

[*] statistically adequate and well-controlled [*] establishing [*] is suggested. At least [*] of the patients should be microbiologically, as well as clinically, evaluable. Analysis of the data should generally confirm (by means of [*]) the successful outcome rates established for the overall clinically evaluable and for the clinically and microbiologically evaluable subset of patients. Likewise the analysis should establish the correlation between [*] in the clinically and

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                                      12.

Clinical Development Plan
Doripenem                                                              28 Aug 02

microbiologically evaluable subset of patients. To establish effectiveness in treating [*], the investigative agent should also establish effectiveness [*] or should establish [*].

It should be assumed that an applicant successfully establishing effectiveness of an antimicrobial drug product for treatment of this infection should also establish effectiveness of the product [*] in order to support this [*].

[*] are also required. Such studies would include, but not be limited to, [*].

4.4.7    [*]

NOTE: This indication does not include [*]

[*] statistically adequate and well-controlled [*] establishing [*] is suggested. At least [*] of the clinically evaluable patients should also be microbiologically evaluable. Analysis of the data should also generally confirm (by means of [*]) the successful outcome rates established for the overall clinically evaluable and for the clinically and microbiologically evaluable subset of patients. Likewise the analysis should establish the correlation between [*] in the clinically and microbiologically evaluable subset of patients.

It should be assumed that an applicant successfully establishing effectiveness of an antimicrobial drug-product for treatment of this infection should also establish effectiveness of the product [*] in order to support this [*] trial.

Adequate microbiologic data and specific human pharmacokinetic/-dynamic data supportive of [*] in this disease entity are also suggested. Such studies would include, but not be limited to, [*].

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                      13.